                                         EXHIBIT H
                                             to
                                  Collateral Trust Agreement



             THE PARTNERSHIP SECURITY AGREEMENT



          AGREEMENT dated as of _____________, 1994 between ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership (with its successors, the "Pledgor"), and IBJ SCHRODER BANK & TRUST COMPANY, as trustee under the
Collateral Trust Agreement referred to herein (the
"Collateral Trustee");


                   W I T N E S S E T H :


          WHEREAS, simultaneously with the execution and delivery of the Collateral Trust Agreement dated as of the date hereof, The Claridge Hotel & Casino Corporation (the "Company") is entering into an indenture (the "Indenture") among the Company, as issuer, The Claridge at Park Place, Incorporated ("CPPI"), as guarantor, and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Company will issue its First Mortgage Notes Due 2002 (the "Notes"); and

          WHEREAS, in order to secure the Company's obligations under the Indenture and all other Secured
Obligations (as defined herein), the Pledgor has agreed to grant to the Collateral Trustee a continuing security interest in and to the Collateral (as defined herein);

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.   Definitions.  Terms used herein and
not otherwise defined herein have the respective meanings given to such terms in the Collateral Trust Agreement, or if not defined therein, in the Indenture. The following additional terms, as used herein, have the following respective meanings:

          "Agreement" means this Partnership Security
Agreement dated as of the date hereof, as the same may be amended or otherwise modified from time to time.

          "Collateral" has the meaning set forth in
Section 3.

          "Collateral Trust Agreement" means the Collateral
Trust Agreement dated as of the date hereof, among the Company, CPPI, the Pledgor and the Collateral Trustee, as the same may be amended or otherwise modified from time to time.

          "Perfection Certificate" means a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Pledgor.

          "Permitted Partnership Liens" means (a) the
Security Interests; (b) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (c) warehouse and mechanics Liens; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) ground leases in respect of the real property on which facilities owned or leased by the Pledgor are located; (f) Liens arising from UCC financing statements regarding property leased by the Pledgor; (g) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Pledgor and (h) any Liens being discharged simultaneously with the issuance, execution and delivery of the Notes.

          "Secured Obligations" means (i) the Note
Obligations and (ii) all sums payable by the Pledgor under the Related Documents.

          "Security Interests" means the security interests in the Collateral granted by the Pledgor to the Collateral
Trustee hereunder securing the Secured Obligations.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 2.   Representations and Warranties.  The
Pledgor represents and warrants as follows:

          (A) The Pledgor has good and marketable title to all of the Collateral, free and clear of any Liens other than Permitted Liens. The Pledgor has taken all actions necessary under the UCC to perfect its interest in any accounts (as defined in the UCC) purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

          (B) The Pledgor has not performed any acts which would prevent the Collateral Trustee from enforcing any of the terms of this Agreement or which would limit the Collateral Trustee in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and other Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Pledgor) asserting any claim thereto or security interest therein, except that the Collateral Trustee or its designee may have possession of Collateral as contemplated hereby.

          (C) Prior to the Issue Date, the Pledgor shall have delivered the Perfection Certificate to the Collateral Trustee. The information set forth therein is correct and complete. Not later than 60 days following the Issue Date, the Pledgor shall have furnished to the Collateral Trustee file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

          (D)  The Security Interests constitute valid
     security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A hereto shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except inventory

     (as defined in the UCC) in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for other Permitted
     Liens.

          (E)  No consent of any party (other than the
     Pledgor) to any material contract (as defined in the
     UCC) is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement except such as may be required under the Casino Control Act in connection with the enforcement of any of the rights of the Collateral Trustee or the Noteholders hereunder. Except as to matters that, in the aggregate, could not reasonably be expected to materially impair the value of that portion of the Collateral consisting of Contracts, (i) each contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Pledgor and (to the best of the Pledgor's knowledge) the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) no consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the contracts by the Pledgor or (to the best of the Pledgor's knowledge) any other party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such contract to any material adverse limitation, either specific or general in nature, (iii) neither the Pledgor nor (to the best of the Pledgor's knowledge) any other party to any contract is in default or is likely to become in default in the performance or observance of any of the terms thereof, (iv) the Pledgor has fully performed all its obligations under each contract and (v) to the best of the Pledgor's knowledge, the right, title and interest of the Pledgor in, to and under each contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such contract or Collateral, nor have any of the foregoing been asserted or alleged against the Pledgor as to any contract.

          SECTION 3. The Security Interests. (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Pledgor hereunder, the Pledgor hereby grants to the Collateral Trustee a continuing security interest in and to all of the following property of the Pledgor listed on
Schedule I attached hereto, whether now owned or existing or hereafter acquired or arising, and regardless of where located (all being collectively referred to herein as the "Collateral").

          (B)  The Security Interests are granted as
security only and shall not subject the Collateral Trustee or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

          SECTION 4. Further Assurances; Covenants. (A) The Pledgor will not change its name, identity or structure in any manner unless it shall have given the Collateral Trustee prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(M) hereof. The Pledgor will not change the location of (i) its chief executive office or chief place of business or
(ii) the locations where it keeps or holds any Collateral (except for inventory (as defined in the UCC)) or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Collateral Trustee prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(M) hereof. The Pledgor shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (B) The Pledgor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office and any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Trustee and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Trustee to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the

Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Trustee to execute and file financing statements or continuation statements without the Pledgor's signature appearing thereon with respect to the Collateral hereunder. The Pledgor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law or regulation. The Pledgor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

          (C) If any Collateral (except for inventory (as defined in the UCC)) is at any time in the possession or control of any warehouseman, bailee or any of the Pledgor's agents or processors, the Pledgor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Collateral Trustee's account subject to the Collateral Trustee's instructions.

          (D) The Pledgor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Trustee may reasonably require in order to reflect the Security Interests.

          (E) The Pledgor will immediately deliver and pledge each instrument (as defined in the UCC) to the Collateral Trustee, appropriately endorsed to the Collateral Trustee, provided that so long as no Notice of Acceleration is in effect, the Pledgor may retain for collection in the ordinary course of business any instruments received by it in the ordinary course of business and the Collateral Trustee shall, promptly upon request of the Pledgor, make appropriate arrangements for making any other instrument pledged by the Pledgor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Trustee, against trust receipt or like document).

          (F) The Pledgor shall cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each account (as defined in the UCC) (including, without limitation, accounts which are delinquent, such accounts to be collected in accordance with lawful collection procedures) in accordance with its normal business procedures and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such account. Subject to the rights of the Collateral Trustee hereunder while a Notice of Acceleration is in effect, the Pledgor may allow in the ordinary course of business as adjustments to amounts owing under its accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Pledgor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Pledgor's ordinary course of business consistent with its historical collection practices or otherwise consistent with sound business practices prevailing in the industry. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by the Pledgor or the Collateral Trustee, shall be borne by the Pledgor.

          (G)  While any Notice of Acceleration is in
effect, the Pledgor will promptly notify (and the Pledgor hereby authorizes the Collateral Trustee so to notify) each account debtor in respect of any account or instrument that such Collateral has been assigned to the Collateral Trustee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Trustee or its designee.

          (H) The Pledgor will, promptly upon request, provide to the Collateral Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Trustee to enforce the provisions of this Agreement.

          (I)  The Pledgor shall notify the Collateral
Trustee promptly if it knows that any application or registration relating to any patent, Trademark or copyright material to the business and operations of the Pledgor may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Pledgor's ownership of any such patent, Trademark or copyright, its right to register the same, or to keep and maintain the same. In the event that any patent, patent license, Trademark, Trademark license, copyright or copyright license is infringed, misappropriated or diluted by a third party, the Pledgor shall take such actions as the Pledgor shall reasonably deem appropriate under the circumstances to protect such patent, patent license, Trademark, Trademark license, copyright or copyright license. The Pledgor shall notify the Collateral Trustee not later than 15 days after the end of each fiscal quarter of the Pledgor of any and all applications that the Pledgor, itself or through any agent, employee or licensee, has filed for the registration of any patent or trademark with the United States Patent and trademark Office or of any copyright with the United States Copyright Office or, in any such case, any similar office or agency in any other country or any political subdivision thereof, during the immediately preceding fiscal quarter. The Pledgor shall execute and deliver any and all agreements, instruments, documents and papers which may be necessary or that the Collateral Trustee may reasonably request to evidence the Security Interests in such patent, trademark or copyright and the goodwill and general intangibles of the Pledgor relating thereto or represented thereby, and the Pledgor hereby constitutes the Collateral Trustee its attorney-in-fact to, at any time that a Notice of Acceleration is in effect, execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest shall be irrevocable until the Secured Obligations are paid in full.

          (J)  The Pledgor shall promptly inform the
Collateral Trustee of any additions to or deletions from the equipment (as defined in the UCC) and shall not permit any such items to become a fixture to real estate or an accession to other personal property.

          (K) On or prior to the Issue Date, the Pledgor will cause the Collateral Trustee to be named as an insured party and loss payee on each insurance policy covering risks relating to any of its Inventory and Equipment. The Pledgor will deliver to the Collateral Trustee, upon request of the Collateral Trustee, the insurance policies for such insurance or certificates of insurance evidencing such coverage. The Pledgor shall use its best efforts to cause each such insurance policy to include effective waivers by the insurer of all claims for insurance premiums against the Collateral Trustee, provide for coverage to the Collateral Trustee regardless of the breach by the Pledgor of any warranty or representation made therein, provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days after receipt by the Collateral Trustee of written notice thereof and be reasonably satisfactory in all other respects to the Collateral Trustee. The Pledgor hereby appoints the Collateral Trustee as its attorney-in-fact to, at any time that a Notice of Acceleration is in effect, make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

          (L)  From time to time upon request by the
Collateral Trustee, the Pledgor shall, at its cost and expense, cause to be delivered to the Collateral Trustee an opinion of counsel reasonably satisfactory to the Collateral Trustee as to such matters relating to the transactions contemplated hereby as the Collateral Trustee may reasonably request, including, without limitation, the continuing perfection of the Security Interests hereunder.

          SECTION 5.   Remedies upon Notice of
Acceleration. While a Notice of Acceleration is in effect, the Collateral Trustee may exercise on behalf of the Secured
Parties the rights set forth in Article III of the Collateral Trust Agreement.

          SECTION 6. Release of Collateral; Termination of Security Interests. Collateral may be released from the Security Interests created hereunder from time to time pursuant to Section 5.02 of the Collateral Trust Agreement. The Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor in accordance with
Section 7.09 of the Collateral Trust Agreement.

          SECTION 7.   Notices.  All notices, communications
and distributions hereunder shall be given in accordance with Section 7.01 of the Collateral Trust Agreement.

          SECTION 8.   No Waiver; Non-Exclusive Remedies.
No failure on the part of the Collateral Trustee to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other Related Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise by the Collateral Trustee of any right under this Agreement or any other Related Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

          SECTION 9.   Successors and Assigns.  This
Agreement is for the benefit of the Collateral Trustee and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Pledgor and its successors and assigns.

          SECTION 10.  Changes in Writing.  Neither this
Agreement nor any provision hereof may be changed, amended or waived except in accordance with Section 7.03 of the Collateral Trust Agreement.

          SECTION 11. Non-Recourse. No general or limited partner of the Pledgor nor any of their respective agents, officers, directors or employees as such shall be personally liable to any Secured Party or other person for any obligations of the Pledgor (or the Company or the Guarantors) under this Agreement or any of the other Financing Documents or for any claim based upon or in respect of such obligations. In addition, the Pledgor shall not have general liability for any such obligations, recourse to the Pledgor in respect of all such obligations being expressly limited to the Collateral. Nothing contained in this Section shall limit, restrict or impair the rights of the Collateral Trustee, the Trustee or the Noteholders to take actions or bring suit against any person to enforce such obligations and the remedies provided in the Financing Documents (so long as none of the Pledgor, its general or limited partners, nor their respective agents, officers, directors or employees as such shall have any personal liability thereon, satisfaction thereon being limited to the Collateral). Each Noteholder, by accepting a Note, irrevocably waives and releases all such liability. The waiver and release contained herein are part of the consideration for the granting of the Mortgage and related security interests by the Pledgor.

          SECTION 12. New Jersey Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW JERSEY ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

          SECTION 13.  Severability.  If any provision
hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Trustee and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in any such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          SECTION 14.  Counterparts.  This Agreement may be
signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                      ATLANTIC CITY BOARDWALK ASSOCIATES,
                        L.P.



                      By: _____________________________
                          Title:



                      IBJ SCHRODER BANK & TRUST COMPANY
                      not in its individual capacity
                      but solely as trustee under the
                      Collateral Trust Agreement referred
                      to above



                      By: ____________________________
                          Title:

                                                  SCHEDULE I




          (a) All of Atlantic City Boardwalk Associates, L.P.'s (the "Debtor") present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease by the Debtor of its property ("Accounts"); (b) all of the right, title and interest of the Debtor in and to the goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (c) all rights of the Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (d) all additional amounts due to the Debtor from any person; (e) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraph (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by the Debtor, and all claims of the Debtor against, any person at any time existing; (g) all deposit accounts, as such term is defined in the Uniform Commercial Code, and all claims with respect thereto; (h) all raw materials, work in process, finished goods, and all other inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereto, wherever located, whether now owned or hereafter acquired by the Debtor; (i) all equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of the Debtor, wherever located and whether now owned or hereafter acquired by the Debtor, all substitution and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (j) all of the Debtor's general intangibles of every kind and description, and the Wraparound Mortgage Note, dated October 31, 1983, by Atlantic City Boardwalk Associates, L.P. in favor of The Claridge at Park Place, Incorporated, as amended, all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (k) all other personal property and other assets of the Debtor now owned or hereafter acquired; (l) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (m) all proceeds of any of the foregoing in whatever form, including without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

                                              EXHIBIT A
                                                  to
                                          Security Agreement



                   PERFECTION CERTIFICATE



          The undersigned, the General Partners of Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership (the "Pledgor"), hereby certify with reference to the Security Agreement dated as of ________, 1994 between the Pledgor and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Collateral Trustee (terms defined therein being used herein as therein defined), to the Collateral Trustee and each Secured Party as follows:

          1. Names. (a) The exact name of the Pledgor as it appears in its certificate of limited partnership is as follows:




          (b)  Set forth below is each other name the
Pledgor has had since its organization, together with the date of the relevant change:




          (c)  Except as set forth in Schedule 1, the
Pledgor has not changed its identity or structure in any way within the past five years.




          (d)  The following is a list of all other names
(including trade names or similar appellations) used by the Pledgor or any of its divisions or other business units at any time during the past five years:









                           H-A-1

          2. Current Locations. (a) The chief executive office of the Pledgor is located at the following address:

     Mailing Address          County        State
     ---------------          ------        -----




          (b) The following are all the locations where the Pledgor maintains any books or records relating to any
Accounts:

                Mailing
Name            Address               County          State
- ----            -------               ------          -----




          (c) The following are all the places of business of the Pledgor not identified above:

                Mailing
Name            Address               County          State
- ----            -------               ------          ------





          (d) The following are all the locations where the Pledgor maintains any Inventory not identified above:




          (e) The following are the names and addresses of all Persons other than the Pledgor which have possession of any of the Pledgor's Inventory:




          3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Pledgor at any time during the past five years:



                           H-A-2

          (b) Set forth below is the information required by subparagraphs (d) and (e) of paragraph 2 with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:




          4.   Unusual Transactions.  Except as set forth in
Schedule 4, all Accounts have been originated by the Pledgor and all Inventory and Equipment has been acquired by the Pledgor in the ordinary course of its business.




          5.   File Search Reports.  Attached hereto as
Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above.
Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

          6.   UCC Filings.  A duly signed financing
statement on Form UCC-1 in substantially the form of
Schedule 6(A) hereto has been duly filed in the Uniform
Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as
Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

          7.   Schedule of Filings.  Attached hereto as
Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

          8.   Filing Fees.  All filing fees and taxes
payable in connection with the filings described in paragraph 6 above have been paid.

          9. Non-Recourse. No general or limited partner of the Pledgor nor any of their respective agents, officers, directors or employees as such shall be personally liable to any Secured Party or other person for any obligations of the Pledgor (or the Company or the Guarantors) under the Financing Documents or for any claim based upon or in respect of such obligations. In addition, the Pledgor shall not have general liability for any such obligations, recourse to the Pledgor in respect of all such obligations being expressly limited to the Collateral. Nothing


                           H-A-3
contained in this Section shall limit, restrict or impair the rights of the Collateral Trustee, the Trustee or the Noteholders to take actions or bring suit against any person to enforce such obligations and the remedies provided in the Financing Documents (so long as none of the Pledgor, its general or limited partners, nor their respective agents, officers, directors or employees as such shall have any personal liability thereon, satisfaction thereon being limited to the Collateral). Each Noteholder, by accepting a Note, irrevocably waives and releases all such liability. The waiver and release contained in the Financing Documents are part of the consideration for the granting of the Mortgage and related security interests by the Pledgor.







































                           H-A-4

          IN WITNESS WHEREOF, we have hereunto set our hands as of the ___ day of ____________, 1994.



                         ________________________________
                         Title:  General Partner




                         ________________________________
                         Title:  General Partner







































                           H-A-5

                                              SCHEDULE 6(A)*



                 DESCRIPTION OF COLLATERAL


          (a) All of Atlantic City Boardwalk Associates, L.P.'s (the "Debtor") present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease by the Debtor of its property ("Accounts"); (b) all of the right, title and interest of the Debtor in and to the goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (c) all rights of the Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (d) all additional amounts due to the Debtor from any customer; irrespective of whether such additional amounts have been specifically assigned to First Fidelity Bank, National Association, New Jersey (the "Secured Party"); (e) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraph (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to the Secured Party from or for the Debtor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all claims of the Debtor against, the Secured Party at any time existing; (g) all deposit accounts, as such term is defined in the Uniform Commercial Code, and all claims with respect thereto; (h) all raw materials, work in process, finished goods, and all other inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereto, wherever located, whether now owned or hereafter acquired by the Debtor; (i) all equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of the Debtor, wherever located and whether now owned or hereafter acquired by the Debtor, all substitution and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (j) all of the Debtor's general intangibles of every kind and description, including, without limitation, all right, title and interest in the Second Mortgage Note, dated October 31, 1983, by Atlantic City Boardwalk Associates, L.P. in favor of Claridge Limited, as amended, and the Wraparound Mortgage Note, dated October 31, 1983, by Atlantic City Boardwalk Associates, L.P. in favor of The Claridge at Park Place, Incorporated, as amended, all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (k) all other personal property and other assets of the Debtor now owned or hereafter acquired;
(l) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (m) all proceeds of any of the foregoing in whatever form, including without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

                                                  SCHEDULE 7



                    SCHEDULE OF FILINGS





Debtor            Filing Officer       File Number        Date of Filing*
- ------            --------------       -----------        --------------
































_______________

* Indicate lapse date, if other than fifth anniversary.